                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-12

                          GEORGIA-PACIFIC CORPORATION
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

The following communications contain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements include, but are not limited to, future benefits of the transactions contemplated hereby, and the expected impact of the transactions on future financial performance.

For a further list and description of such risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, see the reports filed by Georgia-Pacific Corporation ("Georgia-Pacific") with the SEC.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED BY PLUM CREEK TIMBER COMPANY, INC. ("PLUM CREEK") AND GEORGIA-PACIFIC WITH THE SEC REGARDING THE BUSINESS COMBINATION TRANSACTION REFERENCED IN THIS FILING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE JOINT PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS TO BE FILED BY PLUM CREEK AND GEORGIA-PACIFIC AT THE SEC'S WEB SITE AT WWW.SEC.GOV. THE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS MAY ALSO BE OBTAINED FROM GEORGIA-PACIFIC BY DIRECTING SUCH REQUEST TO GEORGIA-PACIFIC CORPORATION-THE TIMBER COMPANY, ATTN: RICHARD A. GOOD, 133 PEACHTREE STREET, N.E., ATLANTA, GA, 30303.

Georgia-Pacific and certain other persons referred to below may be deemed to be participants in the solicitation of proxies of the holders of Georgia-Pacific Corporation-The Timber Company Common Stock ("Timber Stock") to adopt the agreement providing for Plum Creek's acquisition of Georgia-Pacific's The Timber Company. The participants in this solicitation may include the directors and executive officers of Georgia-Pacific, who may have an interest in the transactions including as a result of holding shares or options of Timber Stock. A detailed list of the names and interests of Georgia-Pacific's directors and executive officers is contained in Georgia-Pacific's Proxy Statement for its 2000 Annual Meeting, which may be obtained without charge at the SEC's web site at www.sec.gov.

                           LETTER TO TIMBER COMPANY
                              EMPLOYEES FROM CEO
                             OF THE TIMBER COMPANY

Dear Fellow Employee:

We announced today that The Timber Company will merge with Plum Creek Timber Company, creating the second largest private timberland owner in the United States. The new company, known as Plum Creek, will be headquartered at Seattle and manage more than 7.9 million acres of timberlands in 19 states. Plum Creek will continue to maintain an office in Atlanta.

The merger provides an exciting opportunity for employees to help create the premier timber company in the world. Employees also benefit because the company will be more cost effective and more competitive in the marketplace. This is an outstanding move for The Timber Company employees and shareholders and is consistent with our strategy. Becoming part of Plum Creek gives us the scale, structure and management capabilities to grow, which unlocks tremendous value for our shareholders.

When you look at the core business philosophies and operating principles of both The Timber Company and Plum Creek, you will find we have a lot in common. Both companies demonstrate a continuing commitment to shareholder value, environmental stewardship, disciplined management of cash, low-cost operating structures and aggressive investments in silviculture and applied technology.

The merger is expected to take until the end of the first quarter 2001 to complete, but we will keep you informed of our progress. We have set up a special e-mail box at mergerquestions@timbercompany.com to take questions you might have about the merger.

In the meantime, I know you will maintain your focus on working safely and adding value in everything you do. I look forward to working with you and our new colleagues at Plum Creek in creating the premier timber company in the world.

Sincerely,


Donald Glass, CEO
The Timber Company

                PLUM CREEK TIMBER COMPANY AND THE TIMBER COMPANY

                              PRO FORMA FACT SHEET


Second Largest Timberland Owner in the United States
  .  7.9 Million Acres
  .  19 States
  .  2763 Employees
  .  Sales - $1.19 Billion  (1999)
  .  Harvest- 6.3 MMC units (1999)

Geographic and Species Diversity
  .  4.4 Million Acres - Primarily pine forests in the South
  .  1.5 Million Acres - Douglas-fir/pine/larch/ forests in the Rocky Mts.
  .  904,000 Acres - Mixed conifer/hardwood in northern forest (Maine)
  .  571,000 Acres - Primarily Douglas-fir/hemlock in northwest
  .  503,000 Acres - Mixed pine/hardwood forests in the Appalachian and north
        Central Region

Other Business Activities
  . Continuous evaluation and sale or exchange of selected properties that have greater value as conservation, commercial, or recreation sites.
        1999 revenue - $87.7 Million
  .  8 Nurseries producing 147 million seedlings per year
  .  11 Manufacturing Facilities in Montana, Louisiana, Arkansas
        1999 revenue - $404 Million

Leaders in Environmental Forestry
  . The 7.9 million acres will be managed under Plum Creek's "Environmental Principles." Over 3.2 million Plum Creek acres were independently audited in 1999 by PricewaterhouseCoopers and verified to be in compliance with the Sustainable Forestry Initiative (SFI) Program. The Timber Company timberlands will be included in Plum Creek's audit program as soon as practicable.

  . 13 innovative habitat conservation agreements are in place or in process, covering over 2.3 million acres, and protecting 15 different threatened and endangered species.

Pro Forma Facts
  .  Listed:              NYSE, PSE: PCL
  .  Structure:           Real Estate Investment Trust (REIT)
  .  Shares Outstanding:  178.25 million
  .  Headquarters:        Seattle, WA

                 PLUM CREEK AND THE TIMBER COMPANY INFORMATION


Plum Creek

Headquarters:  Seattle, Washington

Employees:  2,332

Land Ownership: Plum Creek is the fifth largest private landowner in the U.S., with 3.2 million acres of timberlands located in the following areas:.
 .  western and central Washington..............310,000 acres
 .  western Montana and northern Idaho..........1.5 million acres
 .  central Maine...............................905,000 acres
 .  Louisiana and Arkansas......................538,000 acres

Production Facilities:  Plum Creek has several production facilities, including:
  .  six lumber mills
  .  two plywood plants
  .  one MDF plant
  .  two remanufacturing facilities
  .  three seedling nurseries.

Forest Management: Known in its operating area as "leaders in environmental forestry," Plum Creek voluntarily committed to conduct annual third-party audits to verify its adherence to SFI principles and to enhance its standards for log procurement.

For More Information:  The company's web site is at www.plumcreek.com.
                                                    -----------------
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The Timber Company

Headquarters:  Atlanta, Georgia

Employees:  431

Land Ownership: The Timber Company owns and manages approximately 4.7 million acres of timberlands in the U.S. Those timberlands are located in:.
 .  Southern region, spanning 11 states........4 million acres
 .  Western region, primarily Oregon...........300,000 acres
 .  Northern region............................400,000 acres

          TIMBER COMPANY CEO SCRIPT USED IN PRESENTATION TO EMPLOYEES

 .  It was announced today that Georgia-Pacific has reached an agreement to merge
   The Timber Company with Plum Creek Timber Company.

 . This merger is consistent with our long-term strategy and positions us well to grow the business. This will complete the full separation from Georgia-Pacific, which will further enhance our ability to create the world's best timber company.

 . The resulting company will be the second largest private timberland owner in the U.S., with more than 7.9 million acres in 19 states.

 . We have always said we wanted to maximize value for our shareholders and to grow our company. This combination with Plum Creek gives us the scale, structure and management capabilities to grow, be more competitive and thus optimize the potential of our timberlands.

 . In case you aren't familiar with the company, Plum Creek has been in the business of buying and selling timber for many years. They have proven experience in forest management and are known for their commitment to environmentally responsible forestry. You can learn more about them on their web site at www.plumcreek.com.

 .  The merger is expected to be completed by the end of the first quarter 2001.
   It will take this amount of time because of the nature of the transaction and the different tax structures involved. The Internal Revenue Service must rule on the tax status of the transaction.

 . The new company will be called Plum Creek Timber Company and will be headquartered in Seattle. Plum Creek has said that it intends to retain substantially all employees of The Timber Company.

 . While we wait for the completion of this merger, it will be business as usual for The Timber Company.

 . The Timber Company employees are recognized leaders in growing and selling timber and in generating non-timber income from our timberlands. I know that you will maintain your focus on working safely and continue to produce the outstanding results that you always have.

 .  Over the next several months, we know you will have a lot of questions.
   Although we don't have a lot of answers right now, we will update you on developments as they occur and post relevant information on Timberline, The Timber Company's Intranet, and in the Topics newsletter.

 . We are setting up a special e-mailbox at mergerquestions@timbercompany.com to take your questions about the merger. We will be posting responses to questions of general interest.

 .  This is an exciting time and an outstanding opportunity for The Timber
   Company. Thank you for all your hard work.

               PLUM CREEK TIMBER COMPANY AND THE TIMBER COMPANY
                              COMBINED OWNERSHIP





                          [MAP OF COMBINED OWNERSHIP]

                          TIMBER COMPANY EMPLOYEE Q&A

1.  When will the transaction be completed?

    We expect it to be complete by the end of the first quarter of 2001.

2.  Why will it take so long to complete the transaction?

    The transaction is subject to receipt of a ruling from the Internal Revenue Service that the transaction is tax-free to Georgia-Pacific and Plum Creek, and to the shareholders of The Timber Company. These tax issues are complex. In addition, the deal is subject to satisfaction of applicable governmental approvals.

3.  What is a REIT?

    A REIT is a corporation or business trust that combines the capital of many investors to acquire or provide financing for all forms of real estate.

    A corporation or trust that qualifies as a REIT generally does not pay corporate income tax. Most states honor this federal treatment and do not require REITs to pay state income tax. This means that nearly all of a REIT's income can be distributed to shareholders, and double taxation of the income is eliminated.

4.  What's the likelihood of getting a favorable ruling by the IRS?

    The tax issues presented by the transaction are complex, and there is no assurance that a favorable tax ruling can be obtained.

5.  What will happen to employees of The Timber Company?

    Plum Creek intends to retain substantially all employees of The Timber Company.

6.  What about the Atlanta headquarters?

    Plum Creek will retain an Atlanta office.

7.  What will happen to The Timber Company stock options I have?

    The Timber Company stock options will be converted into fully-vested options to purchase shares of Plum Creek.

8.  Why is The Timber Company merging now?

    We have always said we wanted to maximize value for our shareholders and to grow our company. This combination with Plum Creek gives us the scale, structure and management capabilities to grow and thus optimize the potential of our timberlands. We believe it will benefit our shareholders and our employees.

9. Will the supply agreement we just negotiated with Georgia-Pacific remain in effect after the acquisition by Plum Creek?

    Yes. Plum Creek will assume the wood supply agreement between Georgia-Pacific and The Timber Company, ensuring continued access to fiber for Georgia-Pacific's manufacturing facilities and providing Plum Creek with a stable, long-term customer for The Timber Company's Southeastern timberlands.

10. What should we do about fiber supply agreements with customers or other business arrangements we have been negotiating?

    We will continue to conduct business as usual while the merger is being completed.

11. What about our pending land sales and purchases?

    While the merger is being completed, we will continue to take advantage of land sales and purchase opportunities consistent with our business plans to maximize 1031 exchanges.

12. What will happen to my benefits?

    While the merger is being completed, The Timber Company employees will continue to be covered under the Georgia-Pacific benefit plans they elect. It's too early to say at this time what, if any, changes will occur through the merger.

13. Can I post for open Georgia-Pacific positions before the merger is completed?

    Yes. However, before an offer of employment can be made to any employee of The Timber Company, Plum Creek would have to consent in writing.

14. What happens if I voluntarily retire before the merger is completed?

    The same benefits that apply to retirements will continue to be in place.

                TIMBER COMPANY CEO SCRIPT USED IN PRESENTATION

 . This merger combines the strength of two of the leading pure-play timber companies to create the world's preeminent pure timber company, with:

     . Over 7.9 million acres of highly productive, regionally-diverse commercial timberland;
     . Ownership in 19 states with dominant presence in US South (the most favorable supply and demand dynamics, best growth cycles);
     .  Becoming the second largest private timberland owner in the U.S.

 .  Plum Creek will become the premier timber investment vehicle with:
                         ---

     .  The ideal structure for timberland ownership;
     .  A large, diverse portfolio of timber holdings;
     . The combination of assets, management, focus and structure provides a significant value creation opportunity;
     .  Equity market cap in excess of $5 billion.

 . Fulfills Plum Creek's strategy of making accretive acquisitions with emphasis on the South.

 . The company will have a team of proven senior management with a record of maximizing shareholder value while maintaining an industry-leading commitment to environmental stewardship.

 . Plum Creek and The Timber Company have complementary business plans, and for both, the merger represents a continuation of their track records in delivering value directly to shareholders.

 .  The merger gives each company the opportunity to focus on its core business:

     . Plum Creek's management of its lands to generate maximum long-term value for its shareholders;
     . Georgia-Pacific's talent for producing high quality wood and paper products for a variety of worldwide customers.

 .  Transaction economics:

     . The transaction will be immediately accretive to cash flow and earnings. . The combined company will have a strong balance sheet.
     .  Long-term growth from highly-productive timberlands.

 .  Numerous synergies including:

     . Overhead reductions (a portion being GP expense allocation), . Consolidation of functions and operations;
     .  Purchasing savings;
     .  Benefits of impact of supply agreement;
     .  Improved management;
     .  Diversity of holdings and marketing opportunities.

 . This transaction creates one of the most environmentally responsible stewards for America's forests with significant, dedicated resources to growing trees and protecting resources and habitats:

     .  Plum Creek's environmental record is best in industry
     .  Triton is also a pioneer in habitat conservation agreements

 . The new timberlands will immediately be managed under the guidelines of Plum Creek's Environmental Principles and, as soon as practicable, will be included in its Independent 3rd Party Audit under the Sustainable Forestry Initiative.

 . The merger combines two strong management teams committed to achieving "Best of Class" in all areas:

     .  Forest management,
     .  Real estate management
     .  Environmental management
     .  Fiber merchandising and marketing.

 . A mutually beneficial long-term (10-year) fiber agreement with Georgia-Pacific ensures they will have continued access to fiber, and that Plum Creek has high quality customer:

     . Approximately 50% of The Timber Company's volume will be committed to Georgia-Pacific
     . Plum Creek will expand and diversify its customer base and capture new markets, enhancing the value of the resource beyond the Georgia-Pacific relationship.

 . Substantially all of The Timber Company's employees will be retained by Plum Creek

 . The transaction is subject to the receipt of a private letter ruling from the IRS, shareholder approvals of both companies and other customary conditions.